Exhibit 99.2

THE SHARPER IMAGE®

650 Davis Street

San Francisco, CA 94111	Corporate Headquarters

FOR IMMEDIATE RELEASE

August 18, 2005

Contact:	Tersh Barber, Director, Investor Relations
The Sharper Image
415/445-6274

SHARPER IMAGE NAMES JEFF FORGAN AS CHIEF FINANCIAL OFFICER

San Francisco, CA - Sharper Image Corporation (NASDAQ: SHRP) today announced the appointment of Jeff Forgan as its chief financial officer.

Mr. Richard Thalheimer, founder, chair and chief executive officer, announced during today’s conference call that Mr. Jeff Forgan will be returning to the company as its executive vice president and chief financial officer. Mr. Forgan had been CFO of the company from 1999 until December 2004. “We are very pleased to have Jeff Forgan rejoin our team,” said Mr. Thalheimer.

The Company also announced today that Mr. Jeff Nachbor, a senior vice president and chief financial officer, is leaving the company, effective today, to pursue other interests. Mr. Thalheimer expressed his appreciation for Mr. Nachbor’s contributions and wished him and his family well.

A replay of today’s conference call is available until Midnight, Eastern Time, August 23, by dialing 800-642-1687 and entering code number 8365797. The replay for the conference call for the same period is available outside the United States by calling 706-645-9291 and entering code number 8365797.

The Sharper Image is a specialty retailer that is nationally and internationally renowned as a leading source of new, innovative, high-quality products that make life better and more enjoyable. A significant proportion of sales are of proprietary products created by the Company’s product development group, Sharper Image Design. The Company’s principal selling channels include 183 Sharper Image specialty stores throughout the United States; the award-winning Sharper Image monthly catalog with annual circulation in excess of 97 million; and its primary Website, http://www.sharperimage.com. The Company also sells its products through its own online auction Website and an online Outlet store to help manage refurbished and close-out inventory; both sites are accessed from the home page of sharperimage.com. The Company also has business-to-business sales teams for marketing its exclusive and proprietary products for corporate incentive and reward programs and wholesale to selected U.S. and international retailers.

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on our current plans, expectations, estimates, and projections about the specialty retail industry and management’s beliefs about our future performance. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties that are difficult to predict and which may cause our actual results and performance to differ materially from those expressed or forecasted in any such forward-looking statements. These risks and uncertainties are discussed in our Annual Report on Form 10-K under “Certain Additional Business Risk Factors” and include, among other factors, our ability to continue to find or develop and to offer attractive merchandise to our customers, the market potential for products in design, changes in business and economic conditions, risks associated with the expansion of our retail store, catalog and Internet operations, and changes in the competitive environment in which we operate. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements. However, readers should carefully review the statements set forth in the reports, which we file from time to time with the Securities and Exchange Commission, particularly our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.